EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement Form S-8) pertaining to The Coca-Cola Bottling Company of New York, Inc. Savings Plan for Southern New England of our report dated January 18, 1999, with respect to the consolidated financial statements and schedule of Coca-Cola Enterprises Inc. included and/or incorporated by reference in Coca-Cola Enterprises Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Atlanta, Georgia
October 26, 1999